UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 15, 2015

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)           The following is a summary of the voting results for each matter presented to the stockholders at the 2015 Annual Meeting of Stockholders of Quest Diagnostics Incorporated (the "Company").

(b)           The following nominees for the office of director were elected for terms expiring at the 2016 Annual Meeting of Stockholders, by the following votes:

	For	Against	Abstain	Broker Non-Vote

Jenne K. Britell, Ph.D.	117,201,592	1,466,298	559,226	8,463,370

Vicky B. Gregg	116,884,298	1,799,049	543,769	8,463,370

Jeffrey M. Leiden, M.D., Ph.D.	116,863,568	1,815,910	547,638	8,463,370

Timothy L. Main	117,184,796	1,451,893	590,427	8,463,370

Timothy M. Ring	115,884,243	2,758,119	584,754	8,463,370

Daniel C. Stanzione, Ph.D.	116,246,591	2,354,915	595,610	8,463,370

Gail R. Wilensky, Ph.D.	115,508,217	3,159,007	559,892	8,463,370

John B. Ziegler	115,499,864	3,167,626	559,626	8,463,370

The following persons also continue as directors:

John C. Baldwin, M.D.
Gary M. Pfeiffer
Stephen H. Rusckowski

The advisory resolution to approve executive compensation was approved by the following votes:

For	Against	Abstain	Broker Non-Vote
92,081,580	25,539,877	1,605,495	8,463,370

The ratification of the appointment of the Company's independent registered public accounting firm for 2015 was approved by the following votes:

For	Against	Abstain
125,914,959	1,284,463	491,064
The amendments to the Company's Amended and Restated Employee Long-Term Incentive Plan were approved by the following votes:

For	Against	Abstain	Broker Non-Vote
102,637,560	16,011,199	578,357	8,463,370

The stockholder proposal regarding stockholders acting by written consent lieu of a meeting was not approved by the following votes:

For	Against	Abstain	Broker Non-Vote
58,538,233	59,442,317	1,246,394	8,463,370

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 18, 2015

QUEST DIAGNOSTICS INCORPORATED

By:    /s/ William J. O'Shaughnessy, Jr.
William J. O'Shaughnessy, Jr.
Secretary

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